UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 31, 2016

Dominion Resources, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Virginia	001-08489	54-1229715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Tredegar Street Richmond, Virginia	23219
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (804) 819-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On February 1, 2016, Dominion Resources, Inc. (“Dominion”) and Questar Corporation, a Utah corporation (“Questar”), issued a joint press release announcing the execution of the Merger Agreement (as defined below). The press release is attached as Exhibit 99.2 hereto and is incorporated herein by reference.

On February 1, 2016, Dominion held a conference call with analysts and investors during which information was provided regarding the proposed Merger (as defined below). Certain materials presented on the conference call are attached as Exhibit 99.3 hereto and are incorporated herein by reference.

On February 1, 2016, Thomas F. Farrell II, President, Chairman and CEO of Dominion, sent an email and video to Questar employees. The email is attached as Exhibit 99.4 hereto and the transcript of the video is attached as Exhibit 99.5 hereto, both of which are incorporated herein by reference.

Item 8.01	Other Events

On January 31, 2016, Dominion entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Dominion, Diamond Beehive Corp., a Utah corporation and wholly-owned subsidiary of Dominion (“Merger Sub”), and Questar. The following description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached as Exhibit 99.1 to this report and is incorporated by reference herein.

The Merger Agreement provides for Merger Sub to merge with and into Questar (the “Merger”), with Questar continuing as the surviving corporation and a wholly-owned subsidiary of Dominion. At the effective time of the Merger, each issued and outstanding share of common stock of Questar will be cancelled and converted into the right to receive $25.00 per share in cash, without interest.

The Merger Agreement contains customary representations, warranties, covenants and termination provisions. Consummation of the Merger is subject to the satisfaction or waiver of certain specified closing conditions, including (i) approval of the Merger and Merger Agreement by Questar’s shareholders, (ii) compliance with applicable state regulatory filing and approval requirements and (iii) other customary closing conditions. The Merger Agreement provides that as soon as practicable after the effective time of the Merger, Dominion intends that its board of directors will take all necessary action to appoint a mutually agreeable current member of the board of directors of Questar to serve on Dominion’s board of directors.

In connection with the Merger Agreement, Dominion entered into a Commitment Letter with Mizuho Bank, Ltd. (“Mizuho”) and Royal Bank of Canada (“RBC”) pursuant to which Mizuho and RBC have committed to provide debt financing consisting of a $3.9 billion senior unsecured bridge and term loan facility (which will be decreased at the time of certain offerings or transactions that occur prior to the consummation of the Merger). The obligations of Mizuho and RBC to provide this debt financing are subject to a number of customary conditions, including the execution and delivery of certain definitive documentation.

The representations and warranties contained in the Merger Agreement were made only for the purposes of the Merger Agreement as of the specific dates therein, and were solely for the benefit of the parties to the Merger Agreement. The representations and warranties contained in the Merger Agreement may be subject to limitations agreed upon by the parties to the Merger Agreement and are qualified by information in confidential disclosure schedules provided in connection with the signing of the Merger Agreement. These confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement may be subject to a standard of materiality provided for in the Merger Agreement and have been used for the purpose of allocating risk among the parties, rather than establishing matters of fact. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Dominion’s public disclosures.

Forward Looking Statements

This report includes certain forward-looking information that is subject to various risks and uncertainties. Words such as “expect,” “target,” “would,” “will,” “anticipate,” “believe,” “estimate,” “intend,” “may,” “plan,” “predict,” “project,” “should” and similar terms and phrases are used to identify forward-looking statements. There are a number of factors that could cause actual results to differ from those in the forward-looking statements. For example, (i) Questar may not be able to obtain the required shareholder approval of the Merger, (ii) the parties may be unable to obtain necessary regulatory approvals for the Merger or required regulatory approvals may delay the Merger or cause the parties to abandon the Merger, (iii) conditions to the closing of the Merger or the committed debt financing may not be satisfied or (iv) an unsolicited offer for the assets or capital stock of Questar may interfere with the Merger. Accordingly, forward-looking statements are not guarantees or assurances of future outcomes and actual results could differ materially from those indicated by the forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and the company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made.

Item 9.01	Financial Statements and Exhibits

Exhibits

99.1	Agreement and Plan of Merger, dated as of January 31, 2016, by and among Dominion Resources, Inc., Diamond Beehive Corp. and Questar Corporation*

99.2	Joint Press Release, dated February 1, 2016**

99.3	Investor Presentation Materials, dated February 1, 2016**

99.4	Email from Thomas F. Farrell II, President, Chairman and CEO of Dominion Resources, Inc., to Questar Corporation employees, dated February 1, 2016**

99.5	Transcript of video from Thomas F. Farrell II, President, Chairman and CEO of Dominion Resources, Inc., to Questar Corporation employees, dated February 1, 2016**

*	Filed herewith.
**	Furnished herewith.

Additional information and where to find it

This communication may be deemed to be solicitation material in respect of the Merger. In connection with the Merger, Questar Corporation intends to file relevant materials with the SEC, including a proxy statement in preliminary and definitive form. INVESTORS OF QUESTAR ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT QUESTAR AND THE MERGER. Investors may obtain a free copy of these materials (when they are available) and other documents filed by Questar with the SEC at the SEC’s website at www.sec.gov, at Questar’s website at www.questar.com or by sending a written request to Questar at Questar Corporation, Corporate Secretary, 333 South State Street, P.O. Box 45433, Salt Lake City, Utah 84145-0433. Security holders may also read and copy any reports, statements and other information filed by Questar with the SEC at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Participants in the solicitation

Dominion, Questar and certain of their respective directors, executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the transaction. Information regarding Dominion’s directors and executive officers is available in Dominion’s proxy statement filed with the SEC on March 23, 2015 in connection with its 2015 annual meeting of stockholders, and information regarding Questar’s directors and executive officers is available in Questar’s proxy statement filed with the SEC on April 17, 2015 in connection with its 2015 annual meeting of shareholders. Other information regarding persons who may be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION RESOURCES, INC.
Registrant

/s/ Mark O. Webb
Name:	Mark O. Webb
Title:	Vice President, General Counsel and Chief Risk Officer

Date: February 1, 2016